UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2025

Commission File Number 1-2385

THE DAYTON POWER AND LIGHT COMPANY

(Exact name of registrant as specified in its charter)

Ohio	31-0258470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1065 Woodman Drive
Dayton, Ohio	45432
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:	(937) 259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreements

On April 4, 2025, DPL LLC (formerly known as DPL Inc.) ("DPL"), a wholly owned subsidiary of The AES Corporation, and Astrid Holdings LP ("Investor"), a wholly owned subsidiary of Caisse de dépôt et placement du Québec ("CDPQ"), consummated the transactions contemplated by (i) a Purchase and Sale Agreement entered into by and between DPL and Investor, dated as of September 13, 2024, pursuant to which DPL agreed to sell to Investor 15% of the issued and outstanding shares of common stock, no par value per share, of AES Ohio Holdings, Inc. ("Ohio Holdings" and, such agreement, the "Ohio Holdings Purchase Agreement") for a purchase price of approximately $272 million, and (ii) a Purchase and Sale Agreement entered into by and between DPL and Investor, dated as of September 13, 2024, pursuant to which DPL agreed to sell to Investor 17.65% of the issued and outstanding shares of common stock, no par value per share, of AES Ohio Investments, Inc. ("Ohio Investments" and, such agreement, the "Ohio Investments Purchase Agreement" and together with the Ohio Holdings Purchase Agreement, the "Purchase Agreements") for a purchase price of approximately $272 million. Pursuant to the consummation of the transactions contemplated by the Ohio Holdings Purchase Agreement (the "Ohio Holdings Closing") and the Ohio Investments Purchase Agreement (the "Ohio Investments Closing" and together with the Ohio Holdings Closing, the "Closings"), CDPQ owns an aggregate indirect equity interest in The Dayton Power and Light Company, doing business as AES Ohio (the "Company" or "AES Ohio"), of approximately 30%, with total proceeds to DPL of approximately $544 million.

Pursuant to the Purchase Agreements, prior to the Ohio Holdings Closing, DPL contributed to Ohio Holdings 100% of the issued and outstanding shares of common stock, $0.01 par value per share, of the Company, such that Ohio Holdings owns 100% of the issued and outstanding shares of capital stock of the Company. Immediately after the Ohio Holdings Closing and immediately prior to the Ohio Investments Closing, DPL contributed to Ohio Investments 85% of the issued and outstanding capital stock of Ohio Holdings, such that Ohio Investments owns a direct equity interest in Ohio Holdings of 85%. Following the Closings, DPL owns 82.35% of the issued and outstanding shares of capital stock of Ohio Investments, Ohio Investments owns 85% of the issued and outstanding shares of capital stock of Ohio Holdings, and Ohio Holdings owns 100% of the issued and outstanding shares of capital stock of the Company.

Shareholders' Agreement

In connection with the Closings, on April 4, 2025, Investor, Ohio Investments and DPL entered into a Shareholders' Agreement with respect to Ohio Investments (the "Shareholders' Agreement"), the form of which had been agreed to by the parties. The Shareholders' Agreement establishes the general framework governing the relationship between and among Investor and DPL, and their respective successors and transferees, as shareholders of Ohio Investments. Under the Shareholders' Agreement, the board of directors of Ohio Investments will consist of sixteen directors, three nominated by Investor, and thirteen nominated by DPL. The Shareholders' Agreement contains restrictions on Ohio Investments and its subsidiaries taking certain major decisions without the prior affirmative vote of a majority of the board of directors of Ohio Investments. In addition, for so long as Investor holds at least 5% of the issued and outstanding shares of capital stock of Ohio Investments, Investor will have review and consultation rights with respect to certain actions of Ohio Investments and its subsidiaries. Certain transfer restrictions and other transfer rights apply to Investor and DPL under the Shareholders' Agreement, including certain rights of first offer, drag along rights, tag along rights and put rights. In connection with the Closings under the Purchase Agreements, Investor, Ohio Holdings and Ohio Investments entered into a Shareholders' Agreement with respect to Ohio Holdings with substantially identical terms.

In connection with the Closings, DPL will use a portion of the proceeds to repay in full the $415 million in aggregate principal amount 4.125% senior notes due July 1, 2025. The remaining proceeds from the transactions will be used for general corporate purposes, including the funding of equity contributions to the Company.

The foregoing summaries of the Purchase Agreements and the Shareholders' Agreement and the transactions contemplated thereby are subject to, and qualified in their entirety by, the full terms of the Purchase Agreements, which were filed with the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2024, and the full terms of the Shareholders' Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 3, 2025, the Company's shareholder approved an amendment and restatement of the Code of Regulations of the Company (the "Amended and Restated Code of Regulations"), to, among other things, modify the language in Article II, Section 2 to decrease the authorized number of directors on the Company's board of directors from nine to three.

The foregoing summary of the Amended and Restated Code of Regulations does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Code of Regulations, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Amended and Restated Code of Regulations of the Company, effective April 3, 2025
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management's intents, beliefs, and current expectations and typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "forecast," "target," "will," "would," "intend," "believe," "project," "estimate," "plan" and similar words. Such forward-looking statements include, without limitation, statements with respect to the proposed use of proceeds from the transactions contemplated by the Purchase Agreements. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES Ohio's current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the timing of events, accurate projections of market conditions and regulatory rates, future interest rates, commodity prices, continued operating performance and electricity volume at distribution companies, as well as achievements of planned productivity improvements and growth investments at expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in AES Ohio's filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, the risks discussed under Item 1A: "Risk Factors" and Item 7: "Management's Discussion & Analysis" in AES Ohio's 2024 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES Ohio's filings to learn more about the risk factors associated with AES Ohio's businesses. AES Ohio undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires a copy of AES Ohio's 2024 Annual Report on Form 10-K, or subsequent filings with the SEC, may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Secretary, AES Ohio, 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof may be made. A copy of the Annual Report on Form 10-K may also be obtained by visiting AES Ohio's website at www.aes-ohio.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company d/b/a AES Ohio

Date: April 4, 2025	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary